UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Aventura, Florida 33180

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Consulting Agreement

Effective May 15, 2023, EzFill Holdings, Inc. (the “Company”) and Mountain Views Strategy Ltd. (“Mountain Views”) entered into an amendment (the “Amendment to the Consulting Agreement”) to the consulting services agreement (the “Consulting Agreement”). As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2023, Daniel Arbour, who became a member of the Company’s Board of Directors on February 10, 2023, is the principal and founder of Mountain Views.

The Consulting Agreement was amended to revise the scope of services that will be provided and to make certain revisions to the fees payable under the Consulting Agreement.

Amendment to Promissory Note and Securities Purchase Agreement

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2023, on April 19, 2023 the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AJB Capital Investments, LLC (“AJB” or the “Investor”) with respect to the sale and issuance to the Investor of: (i) an initial commitment fee in the amount of $700,000 in the form of 2,000,000 shares (the “Commitment Fee Shares”) of the Company’s common stock (the “Common Stock”) and (ii) a promissory note in the aggregate principal amount of $1,500,000 (the “Note”).

On May 17, 2023, the Company and AJB entered into an Amendment to the Purchase Agreement (the “Amended Purchase Agreement”). Pursuant to the Amended Purchase Agreement, the Company was given additional time with which to receive the Shareholder Approval required by the Purchase Agreement. The Amended Purchase Agreement also provided for the amending the Promissory Note that was issued on April 19, 2023 pursuant to the Purchase Agreement and, on May 17, 2023, the Company executed an Amended and Restated Promissory Note. Pursuant to the Amended and Restated Promissory Note, section 1.2 Conversion Price was amended to add a floor price such that as revised the conversion price (as adjusted) will equal (x) until the date of the Shareholder Approval the greater of (a) $5.92 (the “Nasdaq Minimum Price”), and (b) the lower of the average VWAP over the ten (10) Trading Day period either (i) ending on date of conversion of the Amended and Restated Promissory Note or (ii) the date thereof and (y) following the date of the Shareholder Approval, the greater of the average VWAP over the ten (10) Trading Day period either (i) ending on date of conversion of the Amended and Restated Promissory Note or (ii) $0.20 (the “Floor Price”). For the avoidance of doubt, no conversion may be effected under the Amended and Restated Promissory Note at a price per share less than the Floor Price, notwithstanding the receipt of Shareholder Approval.

Under the Amended and Restated Promissory Note, the holder only has a conversion right following an event of default (as defined in the Amended and Restated Promissory Note).

The information set forth above is qualified in its entirety by reference to the Amendment to the Consulting Agreement, the Amended Purchase Agreement and the Amended and Restated Promissory Note, each of which is incorporated herein by reference and attached hereto as Exhibit 4.1, 10.1 and 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 under the heading Amendment to Promissory Note and Securities Purchase Agreement is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 under the heading Amendment to Promissory Note and Securities Purchase Agreement is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by this Item 3.03, the information contained in Item 1.01 under the heading Amendment to Promissory Note and Securities Purchase Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amended and Restated Promissory Note dated May 17, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC.
10.1	Amendment to the Securities Purchase Agreement dated May 17, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC.
10.2	Amendment to Consulting Services Agreement dated May 15, 2023 between EzFill Holdings, Inc. and Mountain Views Strategy Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023

EZFILL HOLDINGS, INC.

By:	/s/ Arthur Levine
Name:	Arthur Levine
Title:	Chief Financial Officer